EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-80450,
333-91863 and 333-126924) and Form S-3 (Nos. 333-160433, 333-128160, 333-39365 and 33-99736) of Tanger Factory Outlet Centers, Inc. of our report dated June 24, 2011 relating to the combined statements of revenue and certain expenses of OCF Holdings LLC, Cordish AC-1 Associates LLC, Cordish AC-2 Associates LLC and Atlantic City Associates Number Three Manager LLC, which appears in the Current Report on Form 8-K of Tanger Factory
Outlet Centers, Inc. dated June 29, 2011.

/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina
June 29, 2011

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-03526 and 333-03526-01) of Tanger Properties Limited Partnership of our report dated June 24, 2011 relating to the combined statements of revenue and certain expenses of OCF Holdings LLC, Cordish AC-1 Associates LLC, Cordish AC-2 Associates LLC and Atlantic City Associates Number Three Manager LLC, which appears in the Current Report on Form 8-K of Tanger Properties Limited Partnership dated June 29, 2011.

/s/PricewaterhouseCoopers LLP

Greensboro, North Carolina
June 29, 2011